Exhibit 99.1






                             PSR Nurses Ltd.






                                                       Financial Statements

                      Years Ended September 30, 2003 and for the Period From
                     November 7, 2001 (Inception) Through September 30, 2002

                                 PSR Nurses Ltd.

                                    Contents

Report of Independent Certified Public Accountants                       3

Financial Statements
     Balance sheets                                                      4
     Statements of operations                                            5
     Statements of stockholders' equity                                  6
     Statements of cash flows                                        7 - 8
     Summary of accounting policies                                 9 - 12
     Notes to financial statements                                 13 - 20

              BDO Seidman, LLP                 One Sansome Street 11th Floor
        Accountants and Consultants            San Francisco, CA 94104
                                               Phone 415-397-7900
                                               Fax   415-397-2161

Report of Independent Certified Public Accountants


To the Partners of
PSR Nurses, Ltd.
Dallas, Texas

We have audited the accompanying balance sheets of PSR Nurses Ltd. (the "Partnership"), as of September 30, 2003 and 2002, and the related statements of operations, partners' capital (deficit), and cash flows for the year ended September 30, 2003 and the period from November 7, 2001 (inception), through September 30, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSR Nurses Ltd. at September 30, 2003 and 2002 and the results of its operations and its cash flows for each of the year ended September 30, 2003 and for the period from November 7, 2001 (inception), through September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/ BDO Seidman LLP

December 2, 2003
San Francisco, California

                                PSR Nurses Ltd.

                                Balance Sheets
----------------------------------------------------------------------------
September 30,                                            2003          2002
----------------------------------------------------------------------------
Assets

Current Assets
    Cash and cash equivalents                      $  215,334     $   30,392
    Accounts receivable, (including unbilled
       accounts receivable of $112,311 in 2003
       and $91,802 in 2002), net allowance for
       doubtful accounts of $6,152 in 2003 and
       $190,000 in 2002                             2,602,852      2,595,942
    Due from finance company                            7,669         63,665
    Prepaids and other current assets                 277,466        538,177
----------------------------------------------------------------------------
Total Current Assets                                3,103,321      3,228,176
----------------------------------------------------------------------------
Property and Equipment, net                           337,762        541,154
Intangible Assets
    Customer Relationships                            428,084        566,922
    International Nurse Contracts                     362,092        696,332
    Goodwill                                        1,827,198      1,827,198
----------------------------------------------------------------------------
Total Intangible Assets                             2,617,374      3,090,452
----------------------------------------------------------------------------

Total Assets                                       $6,058,457     $6,859,782
============================================================================


Liabilities and Partners' Capital

Current Liabilities
    Advances payable to finance company            $1,615,172     $1,589,352
    Accounts payable                                  171,537        274,105
    Accrued payroll and taxes                         235,865        329,784
    Accrued other                                     152,679        162,379
    Current portion notes payable                   2,744,437        180,662
----------------------------------------------------------------------------
Total Current Liabilities                           4,919,690      2,536,282

Notes Payable, less current portion                 2,492,557      3,457,757
----------------------------------------------------------------------------
Total Liabilities                                   7,412,247      5,994,039
----------------------------------------------------------------------------
Commitments and Contingencies (Notes 8, 10 and 12)

Total Partners' (Deficit) Capital                  (1,353,790)       865,743
----------------------------------------------------------------------------
Total Liabilities and Partners' Capital            $6,058,457     $6,859,782
============================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                PSR Nurses Ltd.

                           Statements of Operations
----------------------------------------------------------------------------
                                                                 Period from
                                                            November 7, 2001
                                      Year Ended         (inception) through
                              September 30, 2003          September 30, 2002
----------------------------------------------------------------------------
Revenue From Services          $ 15,271,385                    $ 16,373,277

Operating Expenses
  Direct operating expenses      11,637,768                      12,105,604
  Selling, general, and
     administrative               5,034,189                       4,683,001
  Amortization of intangibles       473,078                         433,684
----------------------------------------------------------------------------
Loss from Operations             (1,873,650)                       (849,012)
Interest Expense                    583,383                         466,491
----------------------------------------------------------------------------
Net Loss                       $ (2,457,033)                   $ (1,315,503)
----------------------------------------------------------------------------


See accompanying summary of accounting policies and notes to financial statements.
                                                                          5

                            PSR Nurses Ltd.

                      Statements of Partners' Capital (Deficit)
----------------------------------------------------------------------------
                                                                       Total
                                                                   Partners'
                                           Limited      General      Capital
                                          Partners      Partner    (Defecit)
----------------------------------------------------------------------------
Balance, November 7, 2001 (inception)   $  742,797   $    7,503   $  750,300
Contributions                            1,443,222       14,578    1,457,800
Distributions                              (26,585)        (269)     (26,854)
Net loss                                (1,302,348)     (13,155)  (1,315,503)
----------------------------------------------------------------------------
Balance, September 30, 2002                857,086        8,657      865,743
Partnership interest transferred to
  former employee pursuant to
  settlement agreement                     237,500            -      237,500
Net loss                                (2,432,463)     (24,570)  (2,457,033)
----------------------------------------------------------------------------

Balance, September 30, 2003            $(1,337,877)  $  (15,913) $(1,353,790)
============================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                PSR Nurses Ltd.

                           Statements of Cash Flows
----------------------------------------------------------------------------
                                                                 Period from
                                                            November 7, 2001
                                            Year Ended   (inception) through
                                    September 30, 2003    September 30, 2002
----------------------------------------------------------------------------

Cash Flows from Operating Activities
  Net loss                                $(2,457,033)          $(1,315,503)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
    Provisions for doubtful accounts         (183,848)              113,313
    Depreciation                              229,952               109,257
    Loss on disposal of property and
      equipment                                56,822                     -
    Amortization of identifiable
      intangible assets                       473,078               433,684
    Non-cash charges for settlement
      agreement                               237,500                     -
    Changes in assets and liabilities:
      Accounts receivable                     190,758              (377,623)
      Due from finance company                 55,996               (63,665)
      Prepaids and other current assets       260,711              (325,644)
      Accounts payable                       (102,568)               81,557
      Accrued payroll and taxes               (93,919)              (30,121)
      Accrued other                            (9,700)              162,379
----------------------------------------------------------------------------
Net Cash Used In Operating Activities      (1,342,250)           (1,212,366)
----------------------------------------------------------------------------
Cash Flows From Investing Activities
  Cash down payment for acquisition
    of NSR                                          -            (1,500,000)
  Purchases of property and equipment         (79,927)             (579,882)
  Proceeds from the sale of property
    and equipment                               3,340                     -
----------------------------------------------------------------------------
Net Cash Used In Investing Activities         (76,587)           (2,079,882)
----------------------------------------------------------------------------
Cash Flows From Financing Activities
  Initial partnership capital contributions         -               750,300
  Cash contributions from partners                  -             1,457,800
  Cash distributions to partners                    -               (26,854)
  Proceeds from finance company - net          25,820             1,589,352
  Proceeds from note payable to limited
    partner                                 1,597,965               202,035
  Proceeds from notes payable                  52,316               425,007
  Repayments of notes payable                 (46,078)           (1,075,000)
----------------------------------------------------------------------------
Net Cash Provided by Financing Activities   1,603,779             3,322,640
----------------------------------------------------------------------------

                                PSR Nurses Ltd.

                           Statements of Cash Flows
----------------------------------------------------------------------------
                                                                 Period from
                                                            November 7, 2001
                                            Year Ended   (inception) through
                                    September 30, 2003    September 30, 2002
----------------------------------------------------------------------------

Net Increase in Cash                          184,942                30,392
Cash and Cash Equivalents,
  beginning of year                            30,392                     -
----------------------------------------------------------------------------
Cash and Cash Equivalents,
  end of year                              $  215,334           $    30,392
============================================================================


Supplemental Disclosure of Cash Flow Information

    Cash payments for:
       Interest                            $  615,625           $   401,889
============================================================================

Supplemental Disclosure of Non-Cash
   Investing and Financing Transactions

   Note payable issued in connection with
     acquisition of the operating assets
     of Nurses Registry of Savannah,
     Inc. (NSR)                           $         -           $ 2,619,299
============================================================================
See accompanying summary of accounting policies and notes to financial statements.
                                                                           8

                              PSR Nurses Ltd.

                        Summary of Accounting Policies
----------------------------------------------------------------------------

Nature of Business
------------------

PSR Nurses Ltd. (the "Partnership" or "PSR") was organized under the laws of the State of Texas on July 31, 2001. The Partnership is a provider of healthcare staffing services to hospitals and healthcare providers throughout the United States of America with its corporate offices in Dallas, Texas.

The Partnership's staffing services consists of travel nurse staffing where registered nurses temporarily relocate to the geographic area of their assignment. The Partnership employs domestic and foreign nurses in their program.

Cash and Cash Equivalents
-------------------------

The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The
Partnership may from time to time maintain cash deposits in accounts at banks which are in excess of the federally insured amounts.

Revenue Recognition Policy
--------------------------

Revenue is recognized when the nurses render services. Accordingly, the Partnership accrues revenue for employees' time worked but not yet invoiced. In the accompanying balance sheet this accrual is included in accounts receivable. At the time of service delivery, Partnership management believes that they have evidence of an arrangement or a contract, the price of the services is fixed, the services have been rendered, collectibility is reasonably assured and they have no continuing obligations with respect to the services already rendered.

Accounts Receivable and Allowance for Doubtful Accounts
-------------------------------------------------------

The Partnership records its trade accounts receivable at the amount of the earned. The Partnership generally does not require collateral for its trade accounts receivable nor does the Partnership charge interest on past due accounts. The Partnership's general payment terms are 30 days. The Partnership provides an allowance for doubtful accounts based upon a combination of factors: historical experience, current economic conditions, customer specific conditions and the age of specific overdue trade accounts receivable. The Company writes-off trade accounts receivable against the allowance for doubtful accounts when pervasive evidence exists that an account has become uncollectible. Recoveries of previous write-off accounts are recorded in income in the period of recovery.

Long-lived Assets
-----------------

Property and equipment are stated at cost less accumulated depreciation. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Ordinary repairs and maintenance are charged to expense as incurred.

                              PSR Nurses Ltd.

                        Summary of Accounting Policies
----------------------------------------------------------------------------


Goodwill and other intangible assets were created when PSR acquired certain assets and assumed certain liabilities of Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc. Goodwill represents the excess of purchase price over the fair value of net assets acquired in accordance with Financial Accounting Standards Board ("FASB") Statement No. 142, Goodwill and Other Intangible Assets. FASB No. 142 clarifies the criteria to recognize intangible assets separately from goodwill and promulgates that goodwill and certain intangible assets with indefinite lives not be amortized. Instead, these assets are reviewed for impairment annually with any related losses recognized in earnings when incurred. Other identifiable intangible assets continue to be amortized, under the provisions of this Statement, using the straight-line method over their estimated useful lives ranging from three to five years.

In accordance with FASB No. 142, the Partnership completed an analysis of impairment test of goodwill and indefinite-lived intangible assets. Under this impairment test, the Partnership determined the fair value of each reporting unit, as defined, and compared it to the reporting unit's carrying amount. The Partnership compared the unit's carrying amount to a third-party valuation, which included the assets of the Partnership.

Long-lived assets, including property and equipment, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Long-lived assets to be retained that are affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization.

International Nurse Recruiting
------------------------------

The Partnership recruits and trains international nurse candidates to work in the United States market. Over the course of a period of approximately 15 to 18 months, the Partnership will pay for certain costs of nurse candidates including training, examinations, credentialing, and similar matters. These costs are expensed as incurred. During the year and period ended September 30, 2003 and 2002, the Partnership paid approximately $186,000 and $49,000 respectively.
                                                                         10

                               PSR Nurses Ltd.

                        Summary of Accounting Policies
-----------------------------------------------------------------------------

Prepaid Housing and Deposits
----------------------------

The Partnership leases a number of apartments for its nurses under short-term agreements (typically three to six months), which generally coincide with each nurse's staffing contract. As a condition of these agreements, the Partnership places security deposits on the leased apartments. Prepaid housing and deposits disclosed in Note 3 to the financial statements relate to these short-term agreements.

Income Taxes
------------

The partners are required to report their respective shares of the Partnership's taxable income or loss in their individual income tax returns and are personally liable for any related taxes thereon. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

Advertising
-----------

Advertising costs are paid for print media, on-line advertising and similar matters. The cost of advertising is expensed as incurred. Advertising expense during the year and period ended September 30, 2003 and 2002 is approximately $277,000 and $428,000 respectively.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements
--------------------------------

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for expenses associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. Severance pay under SFAS No. 146, in many cases, would be recognized over time rather than up front. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after September 30, 2002 with early application encouraged. Management does not expect the adoption of SFAS No. 146 to have a material impact on the Partnership's financial condition or results of operations.

In November 2002 the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which is effective for financial statements issued after December 15, 2002. The adoption of FIN 45 did not have a material impact on the Partnership's financial condition or results of operations.

                               PSR Nurses Ltd.

                        Summary of Accounting Policies
-----------------------------------------------------------------------------

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which requires the consolidation of certain special purpose entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Partnership expects to consolidate any variable interest entities. There are no entities that will be consolidated with the Partnership's financial statements as a result of FIN 46.

                              PSR Nurses Ltd.

                        Notes to Financial Statements
-----------------------------------------------------------------------------

1. Purchase Accounting and Intagibles

On November 7, 2001, PSR Nurses, Ltd. (PSR) purchased the operating assets and liabilities of Nurses Registry of Savannah, Inc. (NSR). PSR was formed and capitalized with the intent of purchasing the operating assets of NSR. PSR's operations commenced upon completion of the purchase of NSR's operating assets. NSR was engaged in the business of providing temporary nurse staffing services to hospitals and healthcare providers, primarily through the use of traveling nurses. These registered nurses relocate to the geographic area of their assignment. NSR employed both domestic and foreign nurses in its business. NSR's foreign nurse recruitment program was a substantial operating asset of NSR and one of the key strategic reasons for the purchase by PSR.

Total consideration paid to the seller consisted of $1,500,000 in cash payments, funded primarily from partner cash contributions, plus a note payable to seller totaling $2,619, 299. In addition the purchase agreement provided for additional purchase consideration (earn-out) up to $3,000,000 based upon certain performance milestones. None of these performance milestones, relating to nurse recruitment and gross profit goals, were met therefore no additional purchase consideration was subsequently issued. In addition, an equity incentive agreement provided an incentive arrangement whereby the seller could earn partnership units based upon the same performance milestones as the earn-out previously mentioned. These performance milestones were not met and therefore no partnership units were awarded to the seller. The former owner also entered into an one-year employment agreement with the Company.

The total purchase consideration of $4,119,399 plus transaction costs of $55,361 was allocated as follows:

----------------------------------------------------------------------------
Total purchase consideration plus transaction costs	$	4,174,760
----------------------------------------------------------------------------

Accounts receivable                                             2,331,632
Prepaids and other assets                                         212,533
Property and equipment                                             93,941
Customer relationships                                            694,190
International nurse contracts                                   1,002,719
Goodwill                                                        1,827,198
Trade accounts payable	                                         (192,548)
Accrued payroll and taxes                                        (359,905)
Other liabilities                                                 (76,000)
Notes payable                                                  (1,359,000)
----------------------------------------------------------------------------
                                                        $       4,174,760
============================================================================

                             PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

The following summarizes the activity from November 7, 2001 (inception) through December 31, 2003 for the acquired intangible assets:

                                                 Net                     Net
                     Gross   Amortization   Carrying Amortization   Carrying
                  Carrying   11/7/2001 to     Amount   Year ended     Amount
                    Amount      9/30/2002  9/30/2002    9/30/2003  9/30/2003
----------------------------------------------------------------------------
Customer
 relationships    $  694,190 $ (127,268)  $  566,922  $ (138,838) $  428,084
International
 nurse contracts   1,002,719   (306,387)     696,332    (334,240)    362,092
Goodwill	   1,827,198          -    1,827,198           -   1,827,198
----------------------------------------------------------------------------
		  $3,524,107 $ (433,655)  $3,090,452  $ (473,078) $2,617,374
============================================================================

The following summarizes estimated future amortization expense on these intangible assets:

Year ended September 30,
                         2004   $   (473,078)
                         2005       (166,690)
                         2006       (138,838)
                         2007        (11,570)
                         --------------------
                                $   (790,176)
                         ====================

2. Sales and Accounts Receivable

During the year ended September 30, 2003 and the period from November 7, 2001 (inception) through September 30, 2002, the Partnership had no customer representing more than 10% of total revenues in each respective period.

At September 30, 2003, the Partnership had two customers representing approximately 20% and 10%, respectively of accounts receivable. At September 30, 2002, the Partnership had two customers representing approximately 10% and 10%, respectively of accounts receivable.

3. Prepaid Expenses

Prepaid expenses consist of the following:

September 30,                   2003                    2002
----------------------------------------------------------------------------
Prepaid housing and deposits    $   137,025 	        $   250,107
Prepaid insurance                    99,328                 140,497
Prepaid consulting fees                   -                  78,999
Prepaid other                        41,113                  68,574
----------------------------------------------------------------------------
                                $   277,466             $   538,177
============================================================================

                              PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

4. Property and Equipment

Property and equipment consists of the following:

September 30,                                         2003         2002
----------------------------------------------------------------------------
Furniture, fixtures, and equipment                 $  456,772   $  516,059
Software                                              179,229      134,352
----------------------------------------------------------------------------
                                                      636,001      650,411
Accumulated depreciation                              298,239      109,257
----------------------------------------------------------------------------
                                                   $  337,762   $  541,154
============================================================================

Depreciation expense for 2003 and 2002 was $229,952 and $109,257, respectively.


5. Advances Payable to Finance Company

In November 2001 the Partnership entered into a financing agreement. The agreement remains in full force unless terminated by either party with 30 days written notice or at the option of the finance company in the event of a default. The agreement provides that the finance company will purchase, with recourse, eligible accounts receivable up to a maximum of $2,600,000 or more at the discretion of the finance company. The financing agreement is secured by the underlying purchased accounts receivable and by a personal guaranty of a limited partner, who is also a principal in the entity that holds the general partner interests. The Partnership can take advances of up to 80% of the face amount of the purchased accounts. All accounts greater than 120 days are subject to repurchase by the Partnership at the sole discretion of the finance company. Interest accrues on the net value of each receivable purchased at 0.02947% per day for the period November 8, 2001 to November 7, 2002 and at 0.02778% thereafter. The finance company collects all receivable payments and releases each week the net amount after repayment of advance, interest and applying any amount owed by the Partnership. Upon termination of the agreement any remaining amounts of reserve will be refunded to the Partnership provided all obligations under the agreement have been fulfilled. Advances under the agreement are secured by the full-face amount of the financed receivables. Advances outstanding at September 30, 2003 totaled $1,589,352. Interest expense on outstanding advances for 2003 and 2002 was $209,333 and $157,602, respectively.

                               PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

6. Notes Payable

The company has notes payable from limited partners as well as independent sources. The terms of the notes payable are discussed below:

           September 30,          2003            2002
----------------------------------------------------------------------------
       Note A                     $   689,001     $   709,007
       Note B                          26,644          52,316
       Note C                         196,349         180,662
       Note D                       2,525,000       2,494,399
       Note E		            1,800,000         202,035
                                  ----------------------------
                                    5,236,994       3,638,419
       Less - current maturities    2,744,437         180,662
                                  ----------------------------
       Total                      $ 2,492,557     $ 3,457,757
                                  ============================

The terms of the above notes are as follows:

Note A - The note is to a third party lender at an interest rate of 20% per annum. The Partnership is required to make a principal payment of $50,000 at the closing of the merger agreement with Crdentia, discussed in Note 12 below. The remaining outstanding principal balance, with accrued interest thereon, will be due and payable on February 28, 2004. Amounts payable are classified as a short term payable at September 30, 2003.

Note B - This is a non-interest bearing note to a third party lender with monthly principal payments of $5,328 until the note is paid in full.

Note C - This note is due to a limited partner and was part of the liabilities resulting from advances to PSR and assumed in connection with the purchase transaction in November 2001. The note carries an 8% per annum interest rate and is payable to the limited partner over a period of 60 months based on certain actions of the limited partner. These amounts are not considered current at September 30, 2003.

Note D - This note, which was part of the purchase consideration for NSR, is due to the limited partner as under Note C and is comprised of twenty-four $100,000 notes and one $125,000 note, all notes have the same terms and conditions. The interest rate on these notes is 8% per annum. Interest only payments for all notes will be paid through November 1, 2004. Thereafter principal and interest payments will be made in 96 monthly installments, with the unpaid principal balance and accrued interest being due on November 1, 2012.

                               PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

Note E - This note serves as a line of credit for the Partnership and is due to a limited partner, who is also a principal in the entity that holds the general partner interests. The interest rate for this note is 12% per annum. The note is payable on demand.

Future maturities of the notes payable are as follows:

Year ended September 30,              Amount
--------------------------------------------

2004                          $    2,744,437
2005                                 247,095
2006                                 266,863
2007                                 288,212
2008                                 311,269
Thereafter		           1,379,118
                              --------------
                              $    5,236,994
                              ==============
7. Partners' Capital

The limited partnership consists of a general partner and three classes of limited partners. The general partner owns 1 unit of general partner units of the partnership. Class A limited partners own 22 units of Class A limited partner units. Class B limited partners own 62.625 units of Class B limited partner units. Class C limited partners own 14.275 units of Class C limited partner units. The preferences, rights and ownership obligations associated with each class of units owned is described in the partnership agreement and generally states that the Class A partners receive a preference on any distributions until their initial capital is returned. During the first 36 months, the Class C partners are excluded from any distribution allocation. Thereafter, distributions are made based on total partner units for all partners.

In July 2003, the Company entered into a settlement agreement with the former owner of NSR modifying and clarifying certain provisions of the original purchase agreement as well as terminating an employment agreement with the former owner. Pursuant to the settlement agreement it was confirmed that the Company had no obligations to make any awards pursuant to the incentive arrangement. Further the agreement provided that a limited partner, who is also a principal in the entity that holds the general partner interests, would transfer 12.375 of her Class C partnership units to the former owner and she would provide a guaranteed value of the partnership units transferred and ultimately exchanged for Crdentia Corp. stock (see Note 12) of $200,000. Finally the settlement agreement provided for the restructuring of the payment terms of the notes payable originally issued in connection with the purchase of NSR (See Note 6).

                               PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

In connection with the transfer of the Class C partnership units from a limited partner, who is also a principal in the entity that holds the general partner interests, to the former owner, the Company recorded compensation expense for the fair value of the partnership units transferred totaling $237,500. Fair value of the shares was determined via reference to the ultimate value of stock received by this limited partner in the subsequent sale of PSR to Crdentia (see Note 12).

8. Estimated Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value because of their short maturity. The carrying amount of the advances payable to the finance company approximates fair value because the interest rate represents current market rates for similar instruments.

9. Segment Information

The Partnership operates under a single segment: healthcare staffing. All revenues are earned in the United States of America.


10. Related Parties

A general and limited partner has an ownership interest in Rison Management (Rison). Rison provides ongoing management consulting services to the Partnership. Rison is paid a monthly consulting fee of 1.75% of monthly gross revenue. Fees paid to Rison for the year and period ended September 30, 2003 and 2002 was approximately $235,000 and $278,000 respectively.

A limited partner, who is also a principal in the entity that holds the general partner interests, has loaned the Partnership approximately $1,850,000.
This loan is in the form of a Note Payable and is discussed in Note 6 above.

The Partnership also entered into a consulting agreement with a limited partner. Under the terms of the agreement, the Partnership pays to the consultant $4,000 per month through September 30, 2004.

11. Commitments and Contingencies

Operating Leases - The Partnership leases its corporate and sales offices under operating leases with various terms ranging from month-to-month to four years. These leases generally contain some or all of the following terms: base rent escalations, operating expenses and/or renewal provisions. In addition, the Partnership rents various apartments throughout the country for its traveling nurses. These leases generally are very short-term ranging from month-to-month to six months or more in length. Substantially all of the Partnership's leases require security deposits and are included in other assets on the balance sheet.

                               PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

Future minimum lease payments required under operating leases with remaining terms in excess of one year from the balance sheet date are as follows:

Year ending September 30,                Amount
-----------------------------------------------
2004                             $      263,989
2005                                     62,705
2006                                     17,648
2007                                     13,950
                                 --------------
Total                            $      358,292
                                 ==============

Total Partnership rent expense for the year and period ended September 30, 2003 and 2002 was $191,085 and $102,568, respectively. In addition to the above, the Partnership pays a lease stipend to some of its traveling nurses.

Legal Claims - The Partnership is defendant for claims against the Partnership which are considered in the normal course of business. The General Partner believes the claims are without merit and will vigorously defend the Partnership and believes any outcome will not have a material impact to the financial statements of the Partnership.

Guarantees - The Partnership enters into indemnification provisions under
(i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors and customers, its landlord and (ii) its partnership agreement, which provides for indemnification of the general partner. Under these provisions the Partnership has agreed to generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Partnership's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Partnership with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Partnership could be required to make under these indemnification provisions is unlimited. To date, the Partnership has not incurred any costs as there have been no lawsuits or claims related to these indemnification agreements. Accordingly, the Partnership has no liabilities recorded for these agreements as of September 30, 2003 and 2002.

                               PSR Nurses Ltd.

                        Notes to Financial Statements
----------------------------------------------------------------------------

12. Subsequent Events

In August of 2003, PSR Nurses Holdings Corp. was established. Subsequent to September 30, 2003, the limited partners exchanged their partnership interest for stock in PSR Nurses Holdings Corp. PSR Nurses Holdings Corp. holds all limited partnership interest in the Partnership and PSR Nurse Recruiting, Inc. holds all general partnership interests of the Partnership. As part of a merger agreement with Crdentia Corp., the entities were merged into two wholly owned subsidiaries of Crdentia. Under the terms of the merger agreement, the shareholders of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. are to receive shares of Crdentia common stock at the closing of the transaction plus additional shares equal to a formula based on gross revenue of PSR for the two-year period subsequent to the effective date of the transaction.

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